Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

1-800-Flowers.com, Inc. and subsidiaries

Carle Place, New York

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (No.333-54590, 333-119999, 333-164727 and 333-192304) of 1-800-FLOWERS.COM, Inc. and subsidiaries of our reports dated September 11, 2015, relating to the consolidated financial statements and financial statement schedule, and the effectiveness of 1-800-FLOWERS.COM, Inc. and subsidiaries internal control over financial reporting, which appear in this Form 10-K.

/s/ BDO USA, LLP

Melville, New York

September 11, 2015